Exhibit 10.13
FIRST AMENDMENT TO
COOPER CAMERON CORPORATION
2005 EQUITY INCENTIVE PLAN
     WHEREAS, COOPER CAMERON CORPORATION (the “Company”) has heretofore adopted the 2005 EQUITY INCENTIVE PLAN (the EQIP Plan); and
     WHEREAS, the Company desires to amend the 2005 Equity Incentive Plan in certain respects;
     NOW, THEREFORE, the 2005 Equity Incentive Plan shall be amended as follows, effective as of February 15, 2006:
1.	Section 7.4 of the 2005 Equity Incentive Plan be and hereby is amended by adding, in the seventh line thereof following the word “employer,” the following words:
“(so long as the cumulative total of any such grants does not exceed five percent (5%) of the total number of shares subject to the Plan)”
2.	As amended hereby, the Plan is specifically ratified and affirmed.

APPROVED:
/s/ William C. Lemmer
William C. Lemmer Vice President, General Counsel and Secretary Date: February 15, 2006